Exhibit 99.1

ZAZA ENERGY CORPORATION 1301 MCKINNEY STREET SUITE 3000 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY ANNOUNCES AGREEMENTS WITH HESS, PARTIAL PREPAYMENT OF DEBT AND ENGAGEMENT FOR JOINT VENTURE PROCESS

Agreements increase net Eagle Ford core land holdings six-fold to 72,000 acres and ZaZa to be paid $85 million

Company to pay down senior debt by $33 million and will file Forms 10-K and 10-Q shortly

Engages Jefferies & Company, Inc. as financial advisor to secure joint venture partner(s) for ZaZa’s Eagle Ford and Woodbine/Eaglebine assets

HOUSTON — June 11, 2012 — ZaZa Energy Corporation (“the Company” or “ZaZa”) (NASDAQ: ZAZA) today announced that it has simultaneously (i) signed a Heads of Agreement (“HoA”) with Hess Corporation (“Hess”) (collectively, the “Parties”) to effect a transaction that will lead to the termination or modification of the Parties’ 2010 agreements in Texas and France, (ii) amended the existing exploration and development agreement with Hess in Texas for which ZaZa has been paid an immediate cash consideration of $15 million; (iii) agreed to pay down its $100 million senior secured notes due 2017 by $33 million, and (iv) engaged Jefferies & Company, Inc. (“Jefferies”) to lead a joint venture process for ZaZa’s Eagle Ford core and Woodbine/Eaglebine assets.

Upon reaching definitive agreements on terms outlined in the HoA, ZaZa’s exploration and development agreement in the Eagle Ford core, Texas, and its partnership agreement in the Paris Basin, France, will be terminated.  Under the terms of the HoA, ZaZa and Hess will convey to one another certain oil, gas and mineral interests, well bores and production owned by the Parties in Texas and France.  The Parties expect to sign definitive agreements no later than June 29, 2012, with closing of the transaction expected prior to August 15, 2012.  Subject to the definitive agreements and customary regulatory approvals, the assets will be transferred with an effective date of June 1, 2012.

ZaZa will benefit from the terms of the HoA as follows:

•                  Net acreage holdings in the Eagle Ford core will increase from approximately 11,500 acres to 72,000 acres. The acreage includes approximately 10,810 acres in the Moulton Prospect Area (Gonzalez, Fayette, and Lavaca Counties), 35,650 acres in the Sweet Home Prospect Area (DeWitt and Lavaca Counties), 1,970 acres in the Cotulla Prospect Area in the southern region of Frio County, and 23,120 acres in the Hackberry Prospect Area (Lavaca and Colorado Counties), all in the proved, productive regions of the Eagle Ford Trend.  ZaZa will provide to Hess a 2% Overriding Royalty Interest (“ORRI”) in the Moulton Prospect Area and a 1% ORRI in the Hackberry and Sweet Home Prospect Areas;

•                  An additional $70 million in cash will be paid to ZaZa upon closing of the transaction;

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•                  Subject to a threshold sales amount and a time limitation, a portion of net proceeds will be paid to ZaZa for any sales of Hess’s retained working interests in the Cotulla Prospect Area; and

•                  ZaZa will transfer its 50% working interest in the Paris Basin exploration licenses and retain a 5% ORRI, in which the total proceeds relating thereto are capped at $130 million.

After closing, ZaZa’s portfolio of assets will comprise approximately 72,000 net acres in the Eagle Ford core, 98,520 nearly contiguous net acres in the Woodbine/Eaglebine play in Grimes, Madison, and Walker Counties, approximately 24,260 wholly-owned acres of conventional producing assets in the Paris Basin, and a 5% ORRI in the Paris Basin exploration licenses.  ZaZa is Operator on almost all of the portfolio acreage.  Net total production from the conventional French assets is approximately 850 barrels of oil per day (“bopd”), with total 2P reserves of approximately ten (10) million barrels of oil.  Net oil sales in the Eagle Ford will decrease from 301 bopd to 281 bopd pro forma the agreement, and net natural gas sales will increase from 619 thousand cubic feet of gas per day (“mcfd”) to 729 mcfd (all figures as at June 6, 2012).  The Company’s pro forma total net sales will be 1,131 bopd and 729 mcfd.

The Company separately agreed with the lead investors of ZaZa’s 8% senior secured notes due 2017 to pay down $33 million of the $100 million principal amount of the notes.  As part of that agreement, the lead investors provided a multi-part waiver of certain defaults under the notes, including a waiver of ZaZa’s failure (i) to timely file its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2011 and (ii) to timely file its subsequent quarterly report on Form 10-Q.  The Company expects to file its Annual Report on Form 10-K within the next week and its Form 10-Q shortly thereafter.

The Company has engaged Jefferies as its financial advisor to assist in securing a joint venture partner or partners for its Eagle Ford and Woodbine/Eaglebine assets, as well as to evaluate all strategic opportunities available to the Company, including asset and corporate transactions and financing arrangements.  More information on this process will be provided in the coming months.

Mr. Craig McKenzie, Chief Executive Officer, said, “We are very pleased with today’s events.  In a relatively short period of time we have transformed the corporation and have focused our portfolio on near-term growth opportunities that will benefit all ZaZa stakeholders.  Upon closing the transaction, we will have created a critical mass of assets in the prolific Eagle Ford core and emerging Woodbine/Eaglebine plays, where we will be the operator of approximately 170,000 net acres.  We will also retain our French base business and preserve access to upside from future exploration success associated with the one million acres targeting the Liassic resource.”

Mr. McKenzie continued, “Our immediate priority is to regain reporting compliance by filing our financial statements over the next few weeks and, with our high-graded asset portfolio, begin our joint venture process with Jefferies for both our Eagle Ford and Eaglebine acreage.”

The Company’s shareholders and others considering trading in its securities should recognize that the terms of the HoA are dependent upon successfully executing definitive agreements, customary regulatory approvals, and closing the transaction, and as such, there can be no assurance that any transaction, whether subject to the proposed terms or other terms, will be consummated.

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The Company intends to hold a webcast to provide stockholders with a pro forma corporate overview and update.  Details of the webcast will be provided in a future press release.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford, Eaglebine and Paris Basin resource plays.  More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  ZaZa intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause ZaZa’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, inability to negotiate definitive documents with Hess, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.  The historical results achieved by ZaZa are not necessarily indicative of its future prospects.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:

Tony Vermeire

+33 1 47 03 34 24

tony.vermeire@zazaenergy.com

Contact:

Shirley Z. Anderson, Corporate Secretary

T:  +1 214 559-3933

shirley.anderson@zazaenergy.com